EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-89948 of Central Coast Bancorp on Form S-8 of our report dated February 19, 2004, appearing in this Annual Report on Form 10-K of Central Coast Bancorp for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 27, 2004